EXHIBIT 99.1

October 13, 2005 - For immediate release
Contact:  Scott Shockey, CFO (740) 441-9148

                Ohio Valley Banc Corp. Continues Earnings Growth
                ------------------------------------------------

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] reported consolidated net income for the quarter ended September 30, 2005, of $1,736,000 representing an increase of 4.0 percent over the same period in the prior year. Earnings per share for the third quarter of 2005 were $.41, up 7.9 percent from the $.38 earned the third quarter of 2004. For the nine months ended September 30, 2005, consolidated net income was $5,038,000, or $1.18 per share, compared to $6,487,000, or $1.49 per share, for the same nine month period a year ago. Included in the 2004 year-to-date earnings was the previously disclosed sale of OVBC's investment in ProCentury Corp. [Nasdaq: PROS]. The second quarter sale resulted in an after-tax gain of $1,625,000 or $.37 per share. Operating earnings for the nine months ended September 30, 2005 were $5,038,000, up 3.6 percent compared to $4,862,000 a year ago, excluding the sale of the ProCentury investment. Operating earnings per share were $1.18 for the first nine months of 2005 versus $1.12 last year, an increase of 5.4 percent. On an operating basis, return on average assets and return on average equity were .93 percent and 11.76 percent for the first nine months of 2005, versus .90 percent and 11.92 percent for the prior year. Earnings per share amounts have been retroactively adjusted to reflect the five-for-four stock split effective May 10, 2005.

The increase in operating earnings reflects the reduction in provision for loan loss expense which was driven by an improvement in asset quality and an associated decline in net loan charge-offs. For the nine months ended September 30, 2005, provision for loan losses decreased $464,000 from the same time period the prior year. The Company's net charge-offs for the nine months ending September 30, 2005 were down $943,000 from the same nine month period in 2004 occurring primarily in commercial loans. The ratio of nonperforming loans to total loans was .48 percent at September 30, 2005, as compared to .50 percent at December 31, 2004 and .45 percent at September 30, 2004. The ratio of nonperforming assets to total assets was .67 percent at September 30, 2005, as compared to .69 percent at December 31, 2004 and .63 percent at September 30, 2005. Management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio. The allowance for loan losses was 1.15 percent of total loans at September 30, 2005, as compared to 1.20 percent at December 31, 2004 and 1.15 percent at September 30, 2004.

With a modest increase in average earning assets and steady improvement in the net interest margin, the Company's largest revenue source, net interest income, has begun to improve over the prior year. For the nine months ended September 30, 2005, net interest income increased $164,000 from the same time period last year. For the third quarter of 2005, net interest income increased $203,000 or
2.9 percent from the prior year third quarter and increased $301,000 or 4.4 percent from the linked quarter. With the increase in market interest rates and emphasis on profitable loan pricing, the net interest margin improved to 4.13 percent for the third quarter of 2005, as compared to 4.07 percent for the linked quarter and 4.05 percent for the third quarter of 2004.

Noninterest income totaled $4,064,000 for the nine months ended September 30, 2005, as compared to $6,486,000 for the same time period last year. Included in the 2004 noninterest income was the pre-tax gain of $2,463,000 on the aforementioned sale of ProCentury. For the three months ended September 30, 2005, noninterest income totaled $1,393,000 compared to $1,375,000 for 2004's third quarter. For the first nine months of 2005, interchange fees on the Company's debit and credit cards were up $70,000 and secondary market real estate loan income was up $57,000 compared to the first nine months of 2004. For the same time period, service charges on deposit accounts decreased $145,000 in relation to overdraft volume being down.

On a year-to-date basis, noninterest expense totaled $16,276,000 in 2005, an increase of $397,000 or 2.5 percent compared to $15,879,000 the previous year. On a quarter-to-date basis, noninterest expense increased $112,000 or 2.1 percent from the third quarter in 2004. Salaries and employee benefits grew $265,000 or 2.8 percent for the first nine months of 2005, as compared to the same time period in 2004. The increase was related to annual merit compensation increases and rising benefit costs. The remaining noninterest expense categories were up $132,000 collectively from 2004 led by the cost of complying with the Sarbanes-Oxley Act of 2002, specifically the implementation of Section 404.

Driven by solid loan growth during the third quarter, total assets of $732,007,000 at September 30, 2005, now exceeds the total assets at December 31, 2004 of $729,120,000. For the third quarter, total loans increased $13,154,000 which contributed to year-to-date loan growth of $6,884,000 over the balance of total loans at December 31, 2004. Management does not anticipate loan growth will continue at the third quarter pace into the fourth quarter based on current loan commitments. Total deposits increased $9,745,000 from year end 2004 primarily within certificates of deposit. In addition, borrowed funds increased $5,703,000 and securities sold under agreements to repurchase decreased $16,662,000 from December 31, 2004.

"I am pleased with the many positive trends exhibited during the third quarter," stated Jeffrey E. Smith, President and CEO. "Earnings momentum was enhanced by the combination of an increase in loan growth and net interest margin improvement. Furthermore, our strong asset quality continues to positively impact our earnings through a significant reduction in provision for loan losses. Thank you to the employees for delivering another quarter of solid earnings growth."

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. OVBC believes that providing certain non-GAAP financial measures provides investors with information useful in understanding OVBC's financial performance. OVBC provides measures based on "operating earnings," which exclude significant non-recurring gains, losses or expenses that are not reflective of continuing operations. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Non-GAAP Disclosure Reconciliation

Operating earnings are net income adjusted to exclude the results of certain significant transactions not representative of continuing operations. The following reconciles GAAP net income and earnings per share to operating earnings and operating earnings per share for the quarter and fiscal year ended September 30, 2005 and 2004.

                                   Three months ended         Nine months ended
(in $000's, except per share data)*   September 30,             September 30,
                                     2005       2004           2005       2004
                                   --------   --------       --------   --------

Net income                         $ 1,736    $ 1,670        $ 5,038    $ 6,487

  Gain on sale of investment          ----       ----           ----     (2,463)
  Tax effect                          ----       ----           ----        838
  After-tax non-operating items       ----       ----           ----     (1,625)

Operating earnings                 $ 1,736    $ 1,670        $ 5,038    $ 4,862


Earnings per share                 $  0.41    $  0.38        $  1.18    $  1.49

  Gain on sale of investment          ----       ----           ----      (0.57)
  Tax effect                          ----       ----           ----       0.20
  After-tax non-operating items       ----       ----           ----      (0.37)

Operating earnings per share       $  0.41    $  0.38        $  1.18    $  1.12


OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                  Three months ended        Nine months ended
                                    September 30,             September 30,
                                  2005         2004         2005         2004
                               ----------   ----------   ----------   ----------
PER SHARE DATA*
 Operating earnings per share      $0.41        $0.38        $1.18        $1.12
 Earnings per share                $0.41        $0.38        $1.18        $1.49
 Dividend per share                $0.16        $0.15        $0.47        $0.44
 Book value per share             $13.71       $13.21       $13.71       $13.21
 Dividend payout ratio             39.42%       39.37%       40.14%       30.00%
 Weighted average shares
   outstanding                 4,270,276    4,328,589    4,282,089    4,346,631

PERFORMANCE RATIOS
 Operating return on
   average equity                  11.86%       12.23%       11.76%       11.92%
 Return on average equity          11.86%       11.87%       11.76%       15.64%
 Operating return on
   average assets                   0.94%        0.92%        0.93%        0.90%
 Return on average assets           0.94%        0.92%        0.93%        1.21%
 Net interest margin                4.13%        4.05%        4.11%        4.10%
 Operating efficiency ratio        63.84%       64.11%       65.17%       64.02%
 Efficiency ratio                  63.84%       64.11%       65.17%       58.24%
 Average earning assets
   (in 000's)                   $686,856     $683,326     $680,546     $677,756

* Restated for the five-for-four stock split effective May 10, 2005.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended       Nine months ended
(in $000's)                            September 30,           September 30,
                                      2005       2004         2005       2004
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans     $ 10,933   $ 10,023     $ 31,259   $ 29,781
     Interest and dividends on
      securities                         840        888        2,581      2,744
          Total interest income       11,773     10,911       33,840     32,525
Interest expense:
     Deposits                          3,349      2,825        9,291      8,379
     Borrowings                        1,329      1,194        3,823      3,584
          Total interest expense       4,678      4,019       13,114     11,963
Net interest income                    7,095      6,892       20,726     20,562
Provision for loan losses                501        471        1,148      1,612
Noninterest income:
     Service charges on deposit
      accounts                           783        845        2,299      2,444
     Trust fees                           54         48          161        154
     Income from bank owned insurance    149        148          440        458
     Gain on sale of loans                32         21           88         31
     Gain on sale of ProCentury Corp.   ----       ----         ----      2,463
     Other                               375        313        1,076        936
          Total noninterest income     1,393      1,375        4,064      6,486
Noninterest expense:
     Salaries and employee benefits    3,244      3,185        9,570      9,305
     Occupancy                           327        311          978        962
     Furniture and equipment             310        317          902        918
     Data processing                     170        183          501        543
     Other                             1,406      1,349        4,325      4,151
          Total noninterest expense    5,457      5,345       16,276     15,879
Income before income taxes             2,530      2,451        7,366      9,557
Income taxes                             794        781        2,328      3,070
NET INCOME                          $  1,736   $  1,670     $  5,038   $  6,487

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(dollars in thousands, except
 share and per share data)                     September 30,        December 31,
                                                   2005                 2004
                                               ------------         ------------
ASSETS
Cash and cash equivalents                       $   15,364           $   16,279
Interest-bearing deposits in other banks               492                  525
Securities available-for-sale                       69,767               74,155
Securities held-to-maturity
   (estimated fair value:  2005 - $12,666,
    2004 - $12,534)                                 12,285               11,994
Total loans                                        607,458              600,574
  Less:  Allowance for loan losses                  (7,004)              (7,177)
    Net loans                                      600,454              593,397
Premises and equipment, net                          8,510                8,860
Accrued income receivable                            2,832                2,643
Goodwill                                             1,267                1,267
Bank owned life insurance                           14,731               13,988
Other assets                                         6,305                6,012
          Total assets                          $  732,007           $  729,120

LIABILITIES
Noninterest-bearing deposits                    $   70,437           $   69,936
Interest-bearing deposits                          474,461              465,217
     Total deposits                                544,898              535,153
Securities sold under agreements to
 repurchase                                         23,091               39,753
Other borrowed funds                                82,253               76,550
Subordinated debentures                             13,500               13,500
Accrued liabilities                                  9,790                7,585
          Total liabilities                        673,532              672,541

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000
  shares authorized; 2005 - 4,611,878 shares
  issued, 2004 - 3,689,828 shares issued)            4,612                3,690
Additional paid-in capital                          31,932               31,931
Retained earnings                                   30,547               28,465
Accumulated other comprehensive income                (764)                (219)
Treasury stock at cost (2005 - 345,475 shares,
 2004 - 258,970 shares)                             (7,852)              (7,288)
          Total shareholders' equity                58,475               56,579
               Total liabilities and
                 shareholders' equity           $  732,007           $  729,120